Exhibit 6.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of April [   ], 2026, by and between FullPAC, Inc. (the “Company”) and the purchaser named herein (the “Purchaser” and collectively with the other purchasers in this transaction, the “Purchasers”).

WITNESSETH

WHEREAS, each Purchaser desires to purchase shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), and the Company desires to issue and sell such shares of Common Stock to each Purchaser, pursuant to Section 4(a)(2) of the Securities Act (as defined herein), and/or Rule 506 of Regulation D promulgated thereunder, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the Company and the undersigned Purchaser agree as follows:

1. Stock Sale and Purchase. Subject to the terms and conditions hereof, the Purchaser set forth on the signature page hereto agrees to purchase an aggregate of $[  ] (the “Purchase Payment”) shares of the Company’s Common Stock (collectively, the “Shares”) at a price per share (the “Share Price”) of $5.00 per share, in consideration for the Company issuing to the Purchaser [  ] shares of its Common Stock. Simultaneously with the execution of this Agreement, the Purchaser shall deliver the Purchase Payment via wire transfer of immediately available funds to a non-interest bearing escrow account maintained by Wilmington Trust, N.A. (the “Escrow Agent”), as designated on Schedule I hereto (the “Private Placement Escrow Account”.

The “Closing Date” shall be the business day immediately following the date on which (a) the Private Placement Escrow Account has received an aggregate of $2,000,000 in purchase funds from all Purchasers under this Agreement and other substantially similar agreements (the “Private Placement Funding Threshold”) and (b) the Founder Share Funding Threshold (as such term is defined in the concurrent Stock Purchase Agreement between the Purchaser and Travis Trawick) has been satisfied. On the Closing Date, the Escrow Agent shall release the Purchase Payment to the Company and the Company shall cause the Shares to be issued to the Purchaser. The Company shall deliver to the Purchaser a book-entry statement representing the Shares no later than five (5) business days after the Closing Date. If the Private Placement Funding Threshold or Founder Share Funding Threshold is not reached within thirty (30) days of the date of this Agreement (the “Termination Date”), the Escrow Agent shall return the Purchase Price to the Purchaser and this Agreement shall terminate without further liability to either party.

2. Notices. Notifications in connection with this Agreement shall be given or made in accordance with the requirements below. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and may be delivered personally or by a reputable overnight delivery service, or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses as set forth on the signature pages to this Agreement. Notices shall be effective upon receipt.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a)	The Company has all requisite power and authority to enter into and perform this Agreement and to deliver the Shares hereunder. All corporate action on the part of Company necessary for the execution of this Agreement, for the performance of Company’s obligations hereunder and for the sale of the Shares has been taken, and no further consents, licenses, permissions, authorizations, registrations or qualifications from or with any party or any governmental entity are necessary for the Company to execute this Agreement, perform its obligations hereunder and deliver the Shares to the Purchaser. This Agreement is duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(b)	The Shares as delivered to the Purchaser shall be duly and validly issued, fully paid and non-assessable, and free of all liens and encumbrances.

(c)	Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(d)	Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4 below, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

(e)	None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder, if applicable.

(f)	The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares.

4. Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company that:

(a)	The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933 (the “Act”), and has all requisite power and authority to enter into and perform this Agreement. All corporate action on the part of the Purchaser necessary for the execution of this Agreement, for the performance of the Purchaser’s obligations hereunder and for the purchase of the Shares has been taken, and no further consents, licenses, permissions, authorizations, registrations, or qualifications from or with any party or any governmental entity are necessary for the Purchaser to execute this Agreement and perform its obligations hereunder.

(b)	The Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to an effective resale registration statement (the “Registration Statement”) or otherwise in compliance with applicable federal and state securities laws). The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Act or any applicable state securities law and is acquiring such Shares as principal for his, her or its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

The Purchaser further understands that the certificates evidencing the Shares purchased by it will contain the following legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)	The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment, and further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(d)	The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(e)	The Purchaser acknowledges that it has had the opportunity to review this Agreement and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)	The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals; and

(g)	This Agreement is duly executed and delivered by the Purchaser and constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5. Registration Statement. As soon as practicable, the Company shall file a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the Purchasers of the Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable. The Company covenants and agrees that it will not permit the Common Stock to commence trading on any national securities exchange until such registration statement has been declared effective by the Securities and Exchange Commission.

6. Survival. The representations and warranties set forth in Section 3 and 4 hereof shall survive for two (2) years and one (1) day after the date hereof.

7. Indemnification. The Company on one hand and the Purchaser on the other hand each indemnify and hold harmless the other and its officers, directors, employees and agents, if any (the “Indemnitee(s)”) from and against all costs, losses, liabilities, damages, claims, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and any other amounts arising from any and all claims, demands, or proceedings incurred or accrued by an Indemnitee as a result of a breach by the indemnifying party of its representations, warranties or obligations under this Agreement. The indemnification provided by this Section 6 shall be in addition to any other rights to which the Indemnitee(s) may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee(s). Subject to the foregoing sentence, the provisions of this Section 6 are for the benefit of the Indemnitee(s) and shall not be deemed to create any rights for the benefit of any other persons.

8. General Provisions. This Agreement is intended to set forth the full and complete understanding of the parties. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

PURCHASER	FULLPAC, INC.

By:	By:

Name:	Name:	Travis Trawick

Title:	Title:	Chief Executive Officer

Address for Notices:	Address for Notices:

1206 Laskin Road Suite 201-o
Virginia Beach, Virginia 23451

SCHEDULE I

[Wiring Instructions]